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                                                                 EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

                 This Employment Agreement (the "Agreement") is made and entered into as of June 19, 1996 by and between Klickitat Valley Bank (the "Bank") and Wesley A. Kangas ("Employee").

                                    RECITALS

                 (1) The Bank is a state-chartered Washington financial institution with its principal office in Goldendale, Washington.

                 (2) The Bank desires to employ Employee as President and Chief Executive Officer of the Bank.

                 Now, therefore, it is agreed:

                 1.       Relationship and Duties.

                 1.1 The Bank shall employ Employee as an officer of the Bank with the title of President and Chief Executive Officer to perform such services and duties as the Board of Directors of the Bank (the "Board") may designate from time to time. Subject to the terms and conditions hereof, employee shall perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board. Such services and duties shall be exercised in good faith and in accordance with standards of reasonable business judgment.

                 1.2 Employee shall serve on the Board and on such committees established by the Board to which Employee may be appointed.

                 1.3 Employee shall devote his full time, attention and efforts to the diligent performance of his duties as an officer and director of the Bank. Employee will not accept employment with any other individual, corporation, partnership, governmental authority or any other entity, or engage in any other venture for profit which the Bank may consider to be in conflict with the Bank's best interests or to be in competition with the Bank's business, or which may interfere in any way with Employee's performance of his duties hereunder. Any exceptions to the above conditions must be approved by the Board in writing.

                 1.4 Nothing in the Agreement shall prohibit Employee from serving on the board of directors of any profit or non-profit corporation not in direct competition with Bank or with any subsidiary, sister or affiliated corporation of the Bank. In addition, Employee may own stock in any other corporation whether or not the stock is publicly traded; provided, that if such corporation operates a business in competition with the Bank Employee may not own more than five percent (5%) of the outstanding shares of such corporation.


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                 2.       Term of Employment.

                 2.1 The term of employment under the Agreement shall commence on the Effective Date, as that term is defined in that certain Agreement and Plan of Merger Between Columbia Bancorp and Klickitat Valley Bank of January 13, 1996, of the acquisition of the Bank by Columbia Bancorp, and shall end on or before July 31, 1998.

                 2.2 Employee's term of employment under the Agreement may be extended after July 31, 1998 subject to the mutual agreement of the parties. The parties shall reach mutual agreement concerning such extensions on or before a date which is no less than six months prior to the date of expiration of Employee's term of employment under the Agreement, including any extensions thereof.

                 3.       Termination.

                 3.1 As used in the Agreement, "termination" shall mean the termination of Employee's employment relation with the Bank, whether initiated by Bank or by Employee, and whether with cause or without cause.

                 3.2 Notwithstanding any other provisions of the Agreement, the employment of Employee shall terminate immediately on the earlier to occur of any of the following:

                          3.2.1   Employee's death;

                          3.2.2   Employee's complete disability.  "Complete
disability" as used herein shall mean the inability of Employee, due to illness, accident, or other physical or mental incapacity, to perform the services required under the Agreement for an aggregate of sixty (60) days within any period of 120 consecutive days during the term hereof; provided, however, that disability shall not constitute a basis for discharge with cause;

                          3.2.3   The discharge of Employee by the Bank with
cause. "Cause" as used herein shall mean (i) Employee's negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of Employee hereunder; (ii) failure or refusal of Employee to comply with the provisions of the Agreement; (iii) Employee's conviction by any duly constituted court with competent jurisdiction of a crime (other than traffic offenses); (iv) Employee's malfeasance or incompetence, provided that in applying this criteria the Board shall not be unreasonable or arbitrary, and provided further that prior to effecting a dismissal under this Section (iv) the Board shall afford Employee with fair and reasonable warning and with a fair and reasonable opportunity to cure any defects in Employee's performance.

                 3.3 Employee may terminate his employment with the Bank with cause by giving thirty (30) days written notice of termination. "Cause" as used herein shall include Bank's failure or refusal to comply with the provisions of the Agreement. Employee may terminate his employment with the Bank without cause by giving ninety (90) days written notice of termination.



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                 3.4      The termination of Employee's employment shall
constitute a tender by Employee of his resignation as an officer, Board member and Board committee member of the Bank.

                 3.5      If prior to the Retirement Date, as defined in
Section 7.1 herein, Employee's employment is terminated by the Bank without cause, Employee shall be paid all base salary and benefits accrued under the Agreement as of the termination date, and in addition, shall be entitled to severance payments consisting of (i) $7,916.76 per month for a period of twenty-four (24) months from and after the date of termination, and (ii) $5,000.00 per month thereafter through and including the date of Employee's 60th birthday. The foregoing severance payments shall be in lieu of, and not in addition to, the deferred compensation payments and other benefits provided under the Deferred Compensation Agreement of June 19, 1996 between the parties (the "DC Agreement"). Employee's termination as provided under this Section
3.5 shall be deemed a cancellation of the DC Agreement, and Employee shall thereafter be entitled to no payments or benefits thereunder.

                 3.6      If prior to the Retirement Date, as defined in
Section 7.1 herein, Employee's employment is terminated by Employee with or without cause, Employee shall be paid all base salary and benefits accrued under the Agreement as of the termination date, and shall be entitled to the deferred compensation payments and benefits under the DC Agreement. The foregoing payments shall be in lieu of, and not in addition to, the severance payments provided under Section 3.5 of the Agreement. The date of Employee's termination as provided in this Section 3.6 shall be deemed the Retirement Date under the DC Agreement.

                 3.7      If prior to the Retirement Date, as defined in
Section 7.1 herein, Employee's employment is terminated by the Bank with cause, Employee shall be paid all base salary and benefits accrued under the Agreement as of the termination date, but shall not be entitled to the deferred compensation payments and benefits under the DC Agreement, and the DC Agreement shall be null and void as of such termination date.

                 4.       Compensation.

                 4.1 Employee shall be paid (i) an annual base salary of $96,420 in equal bimonthly installments, subject to any deductions required by law, for the period beginning on the date the Agreement becomes effective and ending December 31, 1996, and (ii) an annual base salary of $100,000 in equal bimonthly installments, subject to any deductions required by law, for the period beginning January 1, 1997 and ending July 31, 1998.

                 4.2 In December, 1996 and in the month of December of each successive year for as long as Employee is employed under the Agreement, the Board shall determine the amount of and the formulas and methods for establishing Employee's performance bonus for the following calendar year, subject to any deductions required by law. The amount of such bonus shall be set in the Board's sole discretion, and the Board may decline to award a performance bonus in any year.



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                 4.3      As of the Effective Date, as that term is defined in
that certain Agreement and Plan of Merger Between Columbia Bancorp and Klickitat Valley Bank of January 13, 1996, of the acquisition of the Bank by Columbia Bancorp, Employee shall receive no fees for serving as a member of the Board of Directors of the Bank or of Columbia Bancorp.

                 5.       Benefits.

                 5.1 Employee shall be eligible to participate in any plan of the Bank or of Columbia Bancorp relating to stock options, stock purchases, education and other retirement or employee benefits that the Bank or Columbia Bancorp may adopt for the benefit of employees.


                 5.2 Employee shall receive medical, dental, disability, vision and life insurance coverage comparable to the coverage provide to the President and Chief Executive Officer of Columbia Bancorp's subsidiary, Columbia River Banking Company.

                 5.3 For the calendar years 1997 and 1998, Employee shall receive profit sharing benefits comparable to those received by employees of Columbia Bancorp's subsidiary, Columbia River Banking Company, under the latter's ESOP and 401(k) plans, or under such other profit sharing plans for the benefit of employees adopted by Columbia Bancorp or Columbia River Banking Company.

                 5.4 Employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees. In addition, prior to the Retirement Date Employee shall be entitled to (i) continued use of the Bank automobile presently used by Employee, and all expenses of maintenance to cover its use, (ii) a reasonable expense account for use in connection with Bank business, (iii) membership fees and dues for membership in one golf club mutually agreeable between Employee and the Board, and (iv) any other benefits which in the Board's judgment are commensurate with the responsibilities and functions to be performed by Employee under the Agreement, including the payment of reasonable expenses for attendance by Employee and Employee's spouse at annual and periodic meetings of trade associations.

                 6.       Vacations and Leaves.

                 6.1 Employee shall be entitled to an annual paid vacation of seven (7) weeks during the period beginning August 1, 1996 and ending July 31, 1997, and five (5) weeks during one successive comparable yearly period. Each such period shall be referred to herein as the "Vacation Calculation Period." If Employee's Retirement Date is earlier than the last calendar day of any Vacation Calculation Period, Employee's entitlement to vacation during such Period shall be pro-rated over the number of weeks of employment during such Period. For example, if Employee's Retirement Date is January 31, 1997, Employee shall be entitled to two and one-half weeks of paid vacation during the Vacation Calculation Period ending July 31, 1997.

                 6.2 The timing of vacations shall be scheduled in a reasonable manner by Employee. Employee shall not be entitled to receive any additional compensation



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from the Bank on account of his failure to take a vacation, and may not accumulate unused vacation time from one Vacation Calculation Period to the next.

                 6.3 In addition to paid vacations, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine.

                 6.4 The Board may grant Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

                 6.5 In each calendar year Employee shall be absent from the Bank for one period of two consecutive weeks. Such period may include vacation, leave, sick leave, attendance at seminars or conventions, or any combination thereof.

                 7.       Retirement of Employee.

                 7.1 If Employee's employment is not otherwise terminated prior thereto, Employee's last day of employment under the Agreement shall be deemed Employee's date of retirement (the "Retirement Date"), after which Employee shall be deemed retired from employment with the Bank. Employee's Retirement Date shall be selected by Employee, and may be any date between January 1, 1997 and July 31, 1998. The Retirement Date shall in any event be no later than July 31, 1998, unless Employee's term of employment under the Agreement has been extended under Section 2.2 of the Agreement. Employee shall give the Bank no less than ninety (90) days advance notice in writing of the Retirement Date.

                 7.2 Unless otherwise provided herein, from and after the Retirement Date, the Agreement shall be of no further force and effect, and the relationship between Employee and the Bank shall be governed exclusively by the DC Agreement.

                 7.3 If Employee's employment is terminated hereunder prior to the Retirement Date, Employee's right to payment and benefits under the Agreement and under the DC Agreement shall be determined in accordance with
Section 3 and Section 8 of the Agreement and under the DC Agreement. Such termination of employment shall not invalidate the DC Agreement except as otherwise provided thereunder or under the Agreement.

                 8.       Change of Control.

                 8.1      Employee's rights on termination of employment under
Section 3 of the Agreement, as well as all other rights of Employee under the Agreement and the DC Agreement or otherwise, shall survive a change of control of the Bank.

                 8.2 If a change of control of the Bank occurs prior to the Retirement Date, Employee shall have ninety (90) days following the date such change of control becomes effective to elect to terminate Employee's employment without cause. If


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Employee so elects to terminate, Employee shall receive all payments and benefits due to Employee on termination under Section 3.6 of the Agreement.

                 8.3 Employee shall be entitled to the payments and benefits provided under this Section 8 whether or not Employee opposed or favored the change in control.

                 8.4 The following items shall be due and payable immediately at Employee's election in the event that a change of control occurs:

                          8.4.1   Nonforfeitable deferred compensation;

                          8.4.2   Long-term performance plan objective
payments, if any, shall be declared accomplished and earned based upon performance up to the date of the change of control.

                 8.5 If Employee is a participant in a restricted stock plan or share option plan, and such plan is terminated involuntarily as a result of the change of control, all stock and options shall be declared fully vested and shall be paid, awarded or otherwise distributed. With respect to any unexercised options under any stock option plan, such options may be exercised within the period provided in such plan. Effective as of the date of the change of control, any holding period established for stock paid as bonus or other compensation shall be deemed terminated, except as otherwise provided by law.

                 8.6 As used in this Section, "control" shall mean the acquisition of twenty-five percent (25%) or more of the voting securities of the Bank, or of a holding company owning the shares of the Bank, by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if the Board or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "person" refers to an individual, corporation, Bank, bank holding company, or other entity. The formation of a one-bank holding company shall not constitute a change of control under the Agreement.

                 9.       Post Termination Covenants.

                 9.1 If Employee terminates his employment without cause, or if Employee's employment is terminated by the Bank with cause, then for one year from the date of such termination Employee will not, without the prior written consent of the Bank:

                          9.1.1   Undertake full or part-time work, either as
an employee or as a consultant, for another financial institution if such work is to be done, in whole or in part, in or from an office or other work site in Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon or in Klickitat County, Washington; or


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                          9.1.2   Hire for any financial institution or other
employer (including himself) any employee of the Bank, or directly or indirectly cause a Bank employee to leave his or her employment to work for another employer, if such employee is to work in or from an office or other work site in Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon or in Klickitat County, Washington.

                 9.2 The covenants in this Section do not apply if Employee terminates his employment with cause, or if Employee's employment is terminated by the Bank without cause.

                 10.      Effective Date of Agreement.

                 10.1 The Agreement shall become effective as of the Effective Date, as that term is defined in that certain Agreement and Plan of Merger Between Columbia Bancorp and Klickitat Valley Bank of January 13, 1996, of the acquisition of the Bank by Columbia Bancorp. The Agreement shall not become effective if the proposed acquisition does not occur for any reason.

                 10.2 The Agreement, when effective, shall supersede and replace the Wesley A. Kangas Change of Control Protection Agreement between the parties of September 26, 1995, and the latter agreement shall be deemed null and void as of the date the Agreement becomes effective.

                 11.      Miscellaneous.

                 11.1 Employee's retirement from employment under the Agreement on the Retirement Date shall not be deemed a retirement or general termination under any stock incentive plan applicable to Employee, except as otherwise provided therein or as provided under law, and shall therefore not limit the time within which Employee may exercise Employee's stock option rights, if any, under such plan unless the plan or applicable law provides to the contrary.

                 11.2 Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the Agreement. The Agreement shall be governed by and interpreted according to Washington law and any applicable federal law. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto.

                 11.3 The Agreement contains the entire understanding and agreement of the parties with respect to the parties' relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.

                 11.4 The Agreement may be signed in several counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had



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signed that counterpart.  Each counterpart shall be considered an original.
All counterparts of the Agreement shall together constitute one original document.

                 11.5 Employee's rights under the Agreement are in addition to Employee's rights under the DC Agreement, except as otherwise provided herein or under the DC Agreement.

                 11.6 All rights and duties of the Bank under the Agreement shall be binding on and inure to the benefit of the Bank's successors and assigns, including any person or entity which acquires a controlling interest in the Bank and any person or entity which acquires all or substantially all of Bank's assets. The Bank and any such successor or assign shall be and remain jointly and severally liable to Employee under the Agreement. Employee may not assign or transfer Employee's rights or interests in or under the Agreement other than by a will or by the laws of descent and distribution. The Agreement shall inure to the benefit of and be enforceable by Employee's estate or legal representative. Notwithstanding the foregoing, all benefits provided under
Section 5 of the Agreement shall terminate upon Employee's death.

                 11.7 If Employee dies prior to receiving all or any portion of the severance payments payable under Section 3.5 of the Agreement, the Agreement shall be null and void as of the date of Employees' death, and no further payments shall be due under Section 3.5 to Employee's estate, to any assignee, or to any other person or entity.

                 11.8 Any waiver by any party hereto of any provision of the Agreement, or of any breach thereof, shall not constitute a waiver of any
other provision or of any other breach.   If any provision, paragraph or
subparagraph herein shall be deemed invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions, paragraphs and subparagraphs shall not be affected.

                 11.9 Any dispute, controversy, claim or difference concerning or arising from the Agreement or the rights or performance of either party under the Agreement, including disputes about the interpretation or construction of the Agreement, shall be settled through binding arbitration in the State of Washington and in accordance with the rules of the American Arbitration Association. A judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.

            [SIG]
______________________________________
Employee


KLICKITAT VALLEY BANK

           [SIG]
By:____________________________________
      Chairman of the Board



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